UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2020

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

On June 30, 2020, Beasley Mezzanine Holdings, LLC (the “Borrower”), a wholly owned subsidiary of Beasley Broadcast Group, Inc. (the “Company”), entered into Amendment No. 2 to Credit Agreement (the “Amendment”), which amends the Credit Agreement, dated as of November 17, 2017, by and among the Company, the Borrower, the other guarantors party thereto, U.S. Bank, National Association (“U.S. Bank”), as administrative agent and collateral agent, and the other lenders party thereto (as previously amended, the “Credit Agreement”).

The Amendment modifies the Credit Agreement to, among other things, (i) increase the interest rate applicable to the term loans and revolving credit facility by 25 basis points per annum, (ii) add fees of 300 basis points payable on December 31, 2021 and 150 basis points payable on December 31, 2022, if the credit agreement is not refinanced prior to such time, (iii) impose additional reporting requirements, (iv) revise the Excess Cash Flow prepayment requirement such that when the Total Leverage Ratio is greater than 4.5x, 75% of Excess Cash Flow must be prepaid, with such prepayment amounts stepping down to 50%, 25% and 0% upon achievement of certain Total Leverage Ratio milestones, and (v) reduce the flexibility to incur certain additional indebtedness, liens and investments and make certain restricted payments, subject to the achievement of certain leverage based milestones.

Additionally, the Amendment modified the financial covenant to remove the maximum First Lien Leverage Ratio previously tested quarterly through the fiscal quarter ended March 31, 2020. In its place, the Amendment added (i) a minimum liquidity covenant of $8.5 million, which will be tested every other week until the Total Leverage Ratio is less than 5.0x, (ii) a minimum EBITDA covenant, which will be tested monthly beginning October 31, 2020 through June 30, 2021 and (iii) a maximum First Lien Leverage Ratio covenant, which will be tested quarterly beginning with the fiscal quarter ending September 30, 2021. The Amendment also modifies the definition of Consolidated EBITDA to remove certain add-backs with respect to the calculation of Consolidated EBITDA and EBITDA for financial covenants and other similar calculations and reduces the amount of cash that can be netted for the calculation of the First Lien Leverage Ratio for purposes of testing the First Lien Leverage Ratio financial covenant, when applicable.

Also, as a condition to entering into the Amendment, George Beasley, the Company’s Chairman, provided a $5 million loan to the Company that will accrue payment-in-kind interest at 6% per annum with no cash payments due until the loan’s maturity in December 2023. Mr. Beasley and GGB Family Limited Partnership will also each enter into standby letters of credit in combined aggregate face amount of $5 million in favor of U.S. Bank for the benefit of the Company as a source of backup liquidity that may be drawn by U.S. Bank in the event that the Company fails to maintain the Minimum Liquidity Amount.

This description of the Amendment does not purport to be complete and is subject in all respects to the full text of the Amendment, filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amendment No. 2 to Credit Agreement, dated June 30, 2020, to the Credit Agreement, dated November 17, 2017, among Beasley Broadcast Group, Inc., Beasley Mezzanine Holdings, LLC, the other guarantors party thereto, U.S. Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: July 2, 2020	By: /s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer